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                                                                           (1)

                           BLUE STAR GROUP PTY LIMITED
                                 ACN 074 868 901
                                     VENDOR


                        NATIONAL OFFICE PRODUCTS LIMITED
                                 ACN 064 777 224
                                    PURCHASER












           ----------------------------------------------------------

                       AGREEMENT FOR SALE AND PURCHASE OF
                    SHARES IN FILING EFFICIENCY PTY LIMITED
                               (ACN 001 386 689)

           ----------------------------------------------------------





Solicitors to Blue Star Group Pty Ltd         Solicitors to Boise Cascade Office
Russell McVeagh                                             Products Corporation
Auckland                                                         Norton Gledhill
                                                                       Melbourne
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

                                                                              i

                                    CONTENTS

1.        INTERPRETATION............................................................................................1

2.        SALE AND PURCHASE.........................................................................................5

3.        PURCHASE PRICE............................................................................................5

4.        PAYMENT...................................................................................................5

5.        PRE-COMPLETION MATTERS....................................................................................6

6.        COMPLETION................................................................................................8

7.        WARRANTIES...............................................................................................11

8.        POST-COMPLETION PROVISIONS...............................................................................13

9.        MISCELLANEOUS PROVISIONS.................................................................................13

SIGNATURES........................................................................................................ 16

FIRST SCHEDULE.....................................................................................................17
           ACCOUNTS*...............................................................................................17

SECOND SCHEDULE....................................................................................................21
           WARRANTIES*.............................................................................................21

THIRD SCHEDULE.....................................................................................................37
           DISCLOSURES*............................................................................................37

FOURTH SCHEDULE....................................................................................................38
           PREMISES*...............................................................................................38

FIFTH SCHEDULE.....................................................................................................39
           TRADE MARKS*............................................................................................39

SIXTH SCHEDULE.....................................................................................................40
           EMPLOYEES*..............................................................................................40

SEVENTH SCHEDULE...................................................................................................41
           SUPERANNUATION SCHEME TRUST DEED*.......................................................................41

EIGHTH SCHEDULE....................................................................................................42
           DEED OF TAX INDEMNITY AND WARRANTY*.....................................................................42

NINTH SCHEDULE.....................................................................................................53
           MATERIAL ADVERSE EVENT*.................................................................................53

TENTH SCHEDULE.....................................................................................................54
           MATERIAL CONTRACTS*.....................................................................................54

* Omitted - will furnish to the Commission upon request.

AGREEMENT dated                                                       2000


PARTIES

         BLUE STAR GROUP PTY LIMITED ACN 074 868 901 ("VENDOR")

         NATIONAL OFFICE PRODUCTS LIMITED ACN 064 777 224 ("PURCHASER")


INTRODUCTION

A. Filing Efficiency Pty Limited ACN 001 386 689 ("COMPANY") is a company incorporated in New South Wales, Australia, with two fully paid ordinary shares on issue.

B. The Vendor is the registered and beneficial owner of all the shares in the Company ("SHARES").

C. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions contained in this agreement.


AGREEMENT

1.       INTERPRETATION

1.1      In this agreement, unless the context otherwise requires:

         "ACCOUNTS" means the audited financial statements of the Company and its Subsidiary for the year ended on and as at 29 April 2000, true copies of which are annexed as the first schedule.

         "AGREED RATE" in relation to any amount means the aggregate of:

         (a) the average rate as displayed on the New Zealand Reuters Monitor Screen (in Auckland, New Zealand) page BKBM (or any successor page displaying substantially the same information) under the heading "FRA" for bank accepted bills having a term of three months, at or about 10.45 am (New Zealand time) on the day on which interest commences to accrue in respect of the amount under this agreement; and

         (b)      3%.

         "AUSTRALIAN GAAP" means accounting principles and practices which are generally accepted in Australia.

         "BUSINESS" means [the sale and distribution of lateral filing systems and related technology and products at or from the Premises];

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which registered banks are open for business in Melbourne and Auckland.

         "BUSINESS RECORDS" means all records of, and information relating to, the Company and its Subsidiary or necessary for, operating and conducting the Business including, without limitation, financial records dealing with production, manufacture, supply and return of products, customers and suppliers; documentation and accounts, staff and wage records, fixed asset registers, stock registers, systems controls and procedures, real property and intellectual property records, environmental studies, reports and records and statutory records which the Company or its Subsidiary is required to maintain, together with all media containing all such records and information.

         "COMPLETION" means completion of the sale and purchase of the Shares in accordance with section 6 or, as the context may require, the point in time at which such Completion takes place.

         "COMPLETION BALANCE SHEET" in relation to the Company, has the meaning given to that expression in the Master Sale and Purchase Agreement.

         "COMPLETION DATE" means the later to occur of:

         (a)      29 September 2000; and

         (b) the last day of the month following the fifteenth Business Day after the satisfaction of the last of the conditions in section 7 of the Master Sale and Purchase Agreement.

         "DEFAULT RATE" means the aggregate of 2% per annum and the Agreed Rate.

         "DISCLOSURE SCHEDULE" means the Third Schedule which details the various disclosures made by the Vendor.

         "ESCROW AGENT" has the meaning set out in clause 5.1 of the Master Sale and Purchase Agreement.

         "ESCROW FUND" means $200,000.00.

         "GST LAW" has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

         "ENVIRONMENTAL LAW" means any law or regulation relating or pertaining to the Environment or the health or safety of the public or workers.

         "ENVIRONMENT" means the environment or surroundings including (without limitation) air (including, without limitation, air within buildings or natural or man-made structures, whether above or below ground), water (including, without limitation, territorial, coastal and inland waters and natural water and drains and sewers) and land (including, without limitation, sea bed or river bed under any water as described above, surface land and sub-surface land).

         "INCOME TAX ASSESSMENT ACT" means the Income Tax Assessment Act 1936 or the Income Tax Assessment Act 1997 of the Commonwealth of Australia or both as the context requires.

         "MASTER SALE AND PURCHASE AGREEMENT" means the master sale and purchase agreement dated on or about the date of this agreement between the Vendor, the Purchaser and certain other parties containing various provisions relating to this agreement and the Other Sale and Purchase Agreements.

         "MATERIAL ADVERSE EVENT" means any of the events listed in the ninth schedule.

         "OTHER SALE AND PURCHASE AGREEMENTS" means the sale and purchase agreements entered into on or about the date of this agreement between:

         (a) Blue Star Group Pty Limited, Blue Star Corporate Pty Limited, Bookland Pty Limited and Australian Toner Cartridge Co Pty Limited and the Purchaser in relation to the assets and undertaking of certain businesses; and

         (b) Blue Star Group Limited and the Purchaser in relation to the shares of New Zealand Office Products Limited and Croxley Stationery Limited.

         "PREMISES" means the premises described in the Fourth Schedule.

         "PURCHASE PRICE" means the consideration for the purchase of the Shares specified in clause 3.1.

         "RELATED COMPANY" means, in relation to a party, a company which is a related body corporate as defined in the Australian Corporations Law.

         "REMEDIAL WORK" means the removing, remedying, cleaning-up, abating, containing or ameliorating on a temporary or permanent basis the presence or effect of hazardous substances in the Environment to the standards approved by competent authorities to avoid the occurrence or recurrence of any liability under any Environmental Laws.

         "SHARES" includes any shares in the Company issued pursuant to clause 5.4.

         "SUBSIDIARY" has the meaning set out in section 9 of the Australian Corporations Law.

         "SUBSTANCE" includes (without limitation) any solid, liquid, gas, noise, or electro-magnetic or other radiation.

         "TAX DEED" means the deed of tax indemnity and warranty in the eighth schedule.

         "TAX LAW" has the meaning given to "taxation law" in the Administration Act together with any other legislation imposing Tax or administering the collection of Tax affecting the Group, or any equivalent law in any jurisdiction outside Australia.

         "TAXATION WARRANTY" means each of the matters warranted in clause 16 of the Second Schedule of this agreement.

         "TAXATION", "TAX" and "TAXES" each has the meaning given to that expression in the Master Sale and Purchase Agreement.

         "TRANSACTION" means the transaction recorded in this agreement.

                                                                           (4)


         "WARRANTIES" means the warranties contained in the Second Schedule.

1.2      In this agreement, unless the context otherwise requires:

         (a)      words importing one gender include the other genders;

         (b)      the singular includes the plural and vice versa;

         (c) references to a month or a year are references to a calendar month or year, as the case may be;

         (d) references to monetary amounts are references to the currency of Australia;

         (e) references to dates and times are to dates and times in Australia;

         (f) reference to the best of the Vendor's knowledge and belief or similar expression means the actual knowledge of the Vendor's employees at the general manager level or higher;

         (g) a word or term defined in the Corporations Law has the same meaning in this agreement;

         (h) words and expressions defined in the Tax Deed have the same meaning when used in this agreement;

         (i) words and expressions defined in the Master Sale and Purchase Agreement have the same meaning when used in this agreement.

1.3      In this agreement:

         (a) a reference to the Vendor or the Purchaser is a reference also to their respective successors and also, in the case of the Purchaser, to the permitted assigns of the Purchaser;

         (b) a reference to a "PERSON" includes an individual, firm, company, corporation or unincorporated body of persons, or any state or government or any agency thereof (in each case, whether or not having separate legal personality) and a reference to a "COMPANY" includes a person;

         (c) headings are for convenience only and shall not affect interpretation;

         (d) references to sections, clauses and schedules are references to sections, clauses and schedules of this agreement unless specifically stated otherwise;

         (e) a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

                                                                           (5)

2.       SALE AND PURCHASE

2.1 SALE AND PURCHASE: The Vendor shall sell as beneficial owner, and the Purchaser shall purchase, the Shares together with all rights attaching thereto on the terms and conditions in this agreement and the Master Sale and Purchase Agreement.

2.2 OTHER ASSETS: The parties agree that it is their intention that the Purchaser is acquiring all of the assets of the Business owned by the Vendor or any Related Company of the Vendor. Should any assets of the Business be discovered not to be owned or controlled by the Company or its Subsidiary within the period 2 years from Completion Date then the Vendor shall ensure, and shall procure any Related Company to ensure, that such assets are transferred immediately into the name and control of the Company or its Subsidiary (as nominated by the Purchaser) at nil consideration, provided that if any of those assets were not included in the Completion Balance Sheet, at a value determined (if any) on the same basis as assets of the same kind in the Completion Balance Sheet or, if not agreed as to the value then determined (on the above valuation policy) by an expert in accordance with clause 6.12 of the Master Sale and Purchase Agreement.. All costs and expenses incurred to ensure full compliance with this clause shall be met by the Vendor other than in relation to such determination under clause 6.12 the costs of which will be split equally between the Vendor (as to half) and the Purchaser (as to half).

3.       PURCHASE PRICE

3.1 CONSIDERATION: Subject to clause 5.4 the consideration for the purchase of the Shares is, subject to adjustment in accordance with the provisions of the Master Sale and Purchase Agreement, $2,111,000.

4.       PAYMENT

4.1 PAYMENT: Subject to compliance by the Vendor with clause 6, the Purchaser shall pay to the Vendor in cash, on the Completion Date, the amount referred to in clause 3.1 less the Escrow Fund, with any subsequent adjustment being made in accordance with the Master Sale and Purchase Agreement.

4.2 ESCROW FUND: Subject to compliance by the Vendor with clause 6, he Purchaser shall on Completion pay to the Escrow Agent the Escrow Fund to be held in accordance with section 5 of the Master Sale and Purchase Agreement.

4.3 CLEAR PAYMENTS: The Purchaser shall pay all amounts payable under this agreement:

         (a)      free of any restriction or condition;

         (b) free of and (except to the extent required by law) without any deduction or withholding on account on any tax; and

         (c) without any deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

                                                                           (6)


4.4 PURCHASER DEFAULT INTEREST: If the Purchaser defaults for any reason in payment of any amount on the due date (time being strictly of the essence), the Purchaser shall, upon demand, pay to the Vendor interest at the Default Rate calculated on a daily basis on the amount so unpaid from the due date until payment in full, but without prejudice to any of the Vendor's other rights or remedies under this agreement or otherwise in respect of such default.

5.       PRE-COMPLETION MATTERS

5.1 PRE-COMPLETION OBLIGATIONS: Pending Completion, the Vendor has and shall procure that:

         (a) the Company and its Subsidiary will, except to the extent that the Purchaser otherwise approves (such approval not to be unreasonably withheld), or as permitted by this agreement including but not limited to maintaining stock levels, collection of debtor's accounts and payments to trade creditors:

                  (i) operate and conduct their businesses in the normal course of business in accordance with the business practices employed by it as at the date of this agreement;

                  (ii) properly keep and maintain all necessary books of account (reflecting in a true and fair manner, in accordance with their respective accounting policies as at the date of the agreement, all transactions effected by them (or to which it is a party)), minute books, records, the register of members and other statutory registers and books;

                  (iii) maintain their assets in as good a state of operating condition and repair as they are on the date of this agreement, except for ordinary depreciation and fair wear and tear;

                  (iv) maintain in full force and effect all existing insurances in respect of their businesses and assets;

                  (v) promptly notify the Purchaser of any law suits, claims, proceedings (other than in respect of normal debt collection and those involving claims for less than $30,000.00), investigations or adverse events which may occur, be threatened, brought, asserted or commenced against them, their officers or directors, involving in any way their businesses or their assets; and

                  (vi) ensure any assets or contracts of the Business that are not in the name of the Company or its Subsidiary are transferred to be in the name of the Company.

         (b) the Company and its Subsidiary will not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld) or as permitted by this agreement:

                  (i) make any alterations to their existing constitutions or name, or issue any securities;

                                                                           (7)


                  (ii) subject to any contractual entitlement to the contrary as of right and without any agreement or consent of either the Company or its Subsidiary, alter any of the conditions of employment of their respective directors, officers or employees in force as at the date of this agreement where the individual base remuneration of those employees exceeds $100,000 per annum or where any of those conditions of employment are contained in a collective employment agreement or contract provided that this provision shall not apply to alterations to the conditions of employment of any other person whose base remuneration does not exceed $100,000 per annum and where such alterations are consistent with the employment policy and practice of the relevant company;

                  (iii) give any guarantees or indemnities in respect of the liabilities of any other person;

                  (iv) create any encumbrance over their respective assets (other than any title retention arising in the ordinary course of business);

                  (v) acquire or dispose of any of their respective assets or undertakings other than acquisitions or disposals of stock in the ordinary course of business or acquisitions or disposals in the ordinary course of business and being at a market value less than $100,000 per asset;

                  (vi) create or incur any indebtedness (whether actual or contingent) other than the incurring of trade indebtedness in the ordinary course of business or incurring an indebtedness less than $100,000 in value per obligation in the ordinary course of business;

                  (vii) make or permit to occur any change in any material respect to the prices or terms and conditions of supply of any of their respective products or services other than in the ordinary course of business and not being to a Related Company or associate of the Vendor;

                  (viii) make any material change to their respective products or services, other than in the ordinary course of business;

                  (ix) enter into any capital expenditure commitments other than any commitments arising in the ordinary course of business and incurring a financial commitment at a market value less than $100,000 per commitment;

                  (x) enter into a property lease commitment other than any such commitments arising in the ordinary course of business and involving a financial commitment annually less than $100,000 per commitment;

         PROVIDED THAT the obligations described in paragraphs (a) and (b) above shall be deemed to have commenced in respect of negative covenants from 25 August 2000.

5.2 INFORMATION PRIOR TO COMPLETION: In the period up to Completion, the Vendor shall procure that the Company and its Subsidiary shall provide the Purchaser and its duly authorised representatives (including its professional and financial advisors) with (i) monthly financial

                                                                           (8)

         statements of the Business on a timely basis; and (ii) reasonable access and make available for inspection and copying by the Purchaser and its duly authorised representatives all documentation relating to the Business and operations of the Company and its Subsidiary as the Purchaser may reasonably request during their normal operating hours to the Business Records and their assets to familiarise the Purchaser with the businesses of the Company and its Subsidiary provided that the exercise of such rights does not unreasonably interfere with the day to day conduct of the Company and its Subsidiary.

5.3 RETURN OF INFORMATION: If this agreement is terminated for any reason, the Purchaser shall promptly return to the Vendor all copies of the Business Records, and all other written or recorded information relating to the business of the Company and its Subsidiary, which the Purchaser has obtained from the Company or its Subsidiary or the Vendor or their representatives, and thereafter each party:

         (a) shall maintain confidentiality in respect of all information provided by the other party prior to or following execution of this agreement; and

         (b) shall not use any such information for any purpose or disclose any such information to any other person without the prior written consent of the party from whom the information was obtained.

         The provisions of this clause to not affect the provisions of any other confidentiality agreement between the parties.

5.4 PAYMENTS TO AND BY COMPANY: Prior to, or contemporaneously with, Completion, the Vendor:

         (a) with the prior written consent of the Purchaser which shall not be unreasonably withheld if there is no adverse impact on or prejudice to the Company, its Subsidiary or the Purchaser, may procure the Company to declare and pay dividends to the Vendor out of cash reserves of the Company;

         (b) shall repay to the Company or its Subsidiary any moneys owing by the Vendor or any of its Related Companies to the Company or its Subsidiary except amounts owing on trading account in the normal course of business;

         (c) with the prior written consent of the Purchaser which shall not be unreasonably withheld to the extent of available funds held by the Company and its Subsidiary for such purpose, may procure to be repaid to the Vendor and its Related Companies any moneys owing on any account;

         (d) may capitalise, subject to the consent of the Purchaser (which consent shall not be withheld if there is no adverse impact on or prejudice to the Company, its Subsidiary or the Purchaser), any debts owing to the Vendor or any of its Related Companies by the Company and its Subsidiary, upon the basis that any shares resulting from such capitalisation must be fully paid up and will be transferred to the Purchaser at completion for no additional consideration;

           Any payments made by the Company or its Subsidiary pursuant to clauses 5.4(a) and (c) shall reduce the Purchase Price payable by an amount equal to the aggregate amount paid pursuant to clauses 5.4(a) and (c).

6.       COMPLETION

6.1 TIME FOR COMPLETION: Subject to the provisions of the Master Sale and Purchase Agreement, completion of the sale and purchase of the Shares shall take place not later than 2pm on the Completion Date at the offices of Russell McVeagh, solicitors to the Vendor, and contemporaneously with completion of the Other Sale and Purchase Agreements. The obligations of the Vendor and the Purchaser at Completion under this agreement are respectively conditional upon contemporaneous completion of the Other Sale and Purchase Agreements.

6.2      VENDOR'S OBLIGATIONS AT COMPLETION:  At Completion, the Vendor shall:

         (a) deliver to the Purchaser a transfer of the Shares to the Purchaser or its nominee duly executed by the Vendor in registrable form;

         (b) deliver to the Purchaser the share certificate for the Shares or a certificate by a director of the Company that no share certificate has been issued for the Shares;

         (c) deliver to the Purchaser evidence of the passing by the board of directors of the Company of a valid resolution approving the transfer of the Shares and directing that the name of the Purchaser be entered in the share register of the Company upon production of the transfer to the Company duly executed;

         (d)      deliver to the Purchaser the Business Records;

         (e) deliver to the Purchaser resignations in writing of the directors of the Company and its Subsidiary, together with acknowledgements that they have no claims whatsoever against the Company or its Subsidiary including that no moneys are owing to them on any account;

         (f) deliver to the Purchaser evidence satisfactory to the Purchaser that Company and its Subsidiary have been released from guarantees, indemnities and similar obligations referable to negative pledge and other banking arrangements of the Vendor and its Related Companies;

         (g) deliver to the Purchaser evidence reasonably satisfactory to the Purchaser that the Vendor and Related Companies have repaid any monies owed to the Company and its Subsidiary and evidence reasonably satisfactory to the Purchaser that the Company and its Subsidiary owe no monies to or have any liabilities to the Vendor or any Related Companies;

         (h) cause a meeting of the present directors of the Company and its Subsidiary to be held at which the directors shall:

                  (i) revoke all mandates to bankers and give authority in favour of the persons notified by the Purchaser to operate the bank accounts of the Company and its Subsidiary;

                  (ii) revoke all powers of attorney granted by either the Company or its Subsidiary;

                  (iii) appoint such persons as the Purchaser may notify to be the directors of the Company and its Subsidiary and secretary of the Company and its Subsidiary; and

                  hand to the Purchaser the original resolutions of directors;

         (i) hand to the Purchaser memoranda of satisfaction or discharge of all charges and other liabilities (including contingent liabilities) of the Company or its Subsidiary (excluding in respect of normal trade creditor debts of the Company or its Subsidiary incurred in the ordinary course of business);

         (j) hand to the Purchaser the written consent of any person or authority which may be required to the transfer of the Shares and whose consent is required under clause 7.1 of the Master Sale and Purchase Agreement;

         (k) hand to the Purchaser the Constitutions of the Company and its Subsidiary and, if notified, vote the Shares in favour of a special resolution amending the Constitution of the Company in the manner notified by the Purchaser;

         (l) take such other reasonable steps as are notified to enable the Purchaser to assume ownership and control of the Company and its Subsidiary;

         (m) hand to the Purchaser the Tax Deed, in duplicate, duly signed by the Vendor;

         (n) hand to the Purchaser the Licence, in duplicate, duly signed by the Vendor;

         (o) hand to the Purchaser the certificates of incorporation and common seals of the Company and its Subsidiary all certificates of registration, documents of title and other documents evidencing ownership of the assets of the Company and its Subsidiary and a copy of any power of attorney under which this agreement or any document referred to in or contemplated by this agreement has been executed by the Vendor or a Related Company, certified to be a true and complete copy of the original by an Australian solicitor;

         (p) hand to the Purchaser the consent of the lessor under each lease of the Premises and any other person having an interest in the Premises (whether as lessee, owner, mortgagee or otherwise) to the sale and transfer of the Shares to the Purchaser and to grant of the lease and evidence of registration of the lease if it is registerable and, if the Company or its Subsidiary is a party to any other agreement or deed which may be adversely affected by the sale and transfer of the Shares, the consent of each other party to that agreement or deed to the sale and transfer of the Shares;

         (q) hand to the Purchaser or its nominee all the due diligence data (or a copy thereof) made available to the Purchaser;

         (r) hand to the Purchaser evidence to its reasonable satisfaction that the Company and its Subsidiary have been released and discharged from all of their obligations under or in respect of:

                  (i) the guarantees and indemnities to Citibank Limited and Citibank NA dated on or around 23 June 1999;

                  (ii) the deed of cross guarantee and indemnity dated 23 April 1998 lodged with the Australian Securities and Investments Commission; and

                  (iii) all other guarantees, indemnities, letters of credit and other similar liabilities given, assumed or procured by or on behalf of the Company or its Subsidiary in respect of the obligations of another person.

6.3 INSURANCE: The Purchaser acknowledges that, on and from Completion, all insurance policies of the Vendor and its Related Companies will cease to apply to the Company and its Subsidiary and the Vendors shall procure the Company and its Subsidiary shall receive a refund for the unexpired term of the insurance policies or be billed only for their share of the cost of the insurance policies up to Completion. The Purchaser further acknowledges that:

           (a) although the Company and its Subsidiary will be entitled to the benefit (if any) of any claims referable to the claims made policies (being the D & O and statutory liability policies) ("CLAIMS MADE POLICIES") which have been notified to the insurer by or on behalf of the Company and its Subsidiary prior to Completion Date (to the extent those claims are shown as assets of the Company or its Subsidiary in the Completion Balance Sheet), and which remain unpaid by that date, the Company and its Subsidiary will not otherwise be entitled to receive after Completion Date any benefit under any Claims Made Policies of the Vendor and its Related Companies; and

           (b) it will be responsible for arranging new insurance policies (if any) in respect of the Company and its Subsidiary.

         In respect of claims on insurance policies of the Company and its Subsidiary (notwithstanding their non-renewal) the Vendor shall provide all reasonable assistance and information to assist the Company or its Subsidiary prosecuting such claims at the cost of the Company and its Subsidiary.

6.4 PAYMENT BY PURCHASER: Upon compliance by the Vendor with the provisions of clause 6.2, the Purchaser shall comply with the provisions of clause
         4.1 and 4.2 and have signed the Licences in duplicate.

6.5 PURCHASER TO PAY STAMP DUTY: The Purchaser shall, within all applicable statutory timeframes, pay all stamp duty and registration costs in relation to this agreement and on the transfer of the Shares where so required by the laws of any jurisdiction. The Vendor shall provide such statutory declarations and other written statements as may be reasonably requested by the Purchaser from time to time in order to satisfy any stamp duty authority as to the value of the Shares in any jurisdiction. The Vendor shall be liable for any stamp duty and registration costs in relation to any contract or instrument to which the Company or its Subsidiary is a party in respect of any period ending on or before Completion or which is required to be paid or registered on or before Completion.

7.       WARRANTIES

7.1 WARRANTIES: The Vendor acknowledges and agrees that the Purchaser has entered into this agreement in reliance on, and subject to, the Warranties and the Vendor warrants, represents and undertakes to the Purchaser, and their successors in interest in the terms set out in the Second Schedule.

7.2 WRITTEN DISCLOSURES: Set out in the Third Schedule is a list of all written disclosures made by the Vendor up to the execution of this agreement for the purposes of the transactions contemplated herein. Any disclosures not referred to in the said Schedule shall be deemed for the purposes of this agreement not to be a disclosure made to the Vendor prior to the execution of this Agreement.

7.3 WARRANTIES ARE SEPARATE: Each of the Warranties shall be treated as a separate warranty, representation, undertaking or agreement in respect of each statement contained therein and the interpretation of any statement contained therein shall not be restricted by reference to or inference from any other statement contained therein.

7.4 WARRANTIES ARE TRUE AND CORRECT: The Vendor further warrants, represents to, undertakes and agrees with the Purchaser that each of the Warranties shall be true and correct on the date of the signing of this agreement, and on the Completion Date as if made on and as at each of those dates.

7.5 PURCHASER RELIANCE ON WARRANTIES: The Vendor acknowledges that the Purchaser has entered into this agreement on the basis of and in full reliance on the Warranties.

7.6 PRE-COMPLETION DISCLOSURE: The Vendor undertakes that it will disclose forthwith in writing to the Purchaser any matter or thing which may arise or become known by it after the date hereof and prior to the Completion Date which is inconsistent with any of the Warranties and which could reasonably affect the judgement of the Purchaser proceeding with the acquisition of the Shares.

7.7 PURCHASER GIVE NOTICE: If the Purchaser becomes aware prior to Completion of any breach or inaccuracy of any of such Warranties of the kind referred to in clause 7.6 it must give notice to the Vendor of such breach or inaccuracy.

7.8 NOTICE OF BREACH AND RIGHT OF TERMINATION: If the Purchaser receives a notice pursuant to clause 7.6 or gives notice pursuant to clause 7.7 and such breach or inaccuracy is not remedied within a reasonable period of time (having regard to the type of breach or inaccuracy) after the date of the notice but in all cases 2 Business Days prior to the Completion Date the Purchaser shall be entitled by notice to the Vendor to terminate this agreement.

7.9 MATERIAL ADVERSE EVENT: Upon the happening of a Material Adverse Event prior to Completion the Vendor shall immediately advise the Purchaser in writing and the Purchaser may, without prejudice to any other remedy available to it, by notice to the Vendor terminate this agreement.

7.10 VENDOR INDEMNITY: Without prejudice to the Purchaser's other remedies at law or hereunder the Vendor shall indemnify and keep indemnified the Purchaser and each of the Company and its Subsidiary (as the case may be) in respect of and to the extent of any damage, loss or expense claimed, incurred or suffered by reason of any matter or thing at any time being found to be other than as warranted, represented or agreed to in this agreement or any failure by the Vendor to perform its obligations under this agreement except to the extent that indemnification is for breach of the Taxation Warranties.

7.11 REDUCTION IN PURCHASE PRICE: Any payment made by the Vendor to the Purchaser pursuant to this section 7 when made shall be deemed to constitute a reduction of the Purchase Price.


7.12 QUALIFICATIONS AND LIMITATIONS: The Warranties are given subject to the qualifications and limitations, together with the further rights of the Vendor and the Purchaser (including the conduct of any claims) in relation to the Warranties, set out in section 4 of the Master Sale and Purchase Agreement.

7.13 TAX PROTECTION: Without prejudice to the generality of Clause 7.1 the Vendor shall indemnify and keep indemnified the Purchaser and the Company and its Subsidiary (as the case may be) in respect of and to the extent of any damage, loss or expense claimed, incurred or suffered by reason of any matter or thing at any time being found to be other than as warranted, represented or agreed to in the Taxation Warranties, such claim for indemnification and the indemnification to be made solely in accordance with and subject to the Tax Deed.

8.       POST-COMPLETION PROVISIONS

8.1 INFORMATION FOLLOWING COMPLETION: Following Completion, the Purchaser shall provide to the Vendor access to copies of the Business Records and any other information relating to the Company and its Subsidiary as may be reasonably requested to enable the Vendor to comply with any statutory obligations and reporting requirements including, without limitation, obligations in respect of taxation, accounting and financial reporting.

9.       MISCELLANEOUS PROVISIONS

9.1 ANNOUNCEMENTS: Except as may be required by law or by the listing rules of any relevant stock exchange, no party may make any announcement or disclosure as to the subject matter or any of the terms of this agreement except in such form and manner, and at such time, as the Vendor and the Purchaser agree. If party is required to make any announcement or disclosure as to the subject matter or any of the terms of this agreement, that party shall first give notice of the requirement to the other party, shall consult with the other party and shall endeavour to agree with the other party on the form of disclosure or announcement to be made.

9.2 NOTICES: If any party wishes to give to another party any notice, claim, demand or other communication ("NOTICE") under or in connection with this agreement, the Notice is sufficiently given or served (but without prejudice to any other mode of service) if addressed to that party and delivered to the address of that party stated below (or to any other address notified by that party for purposes of receiving Notices):

           VENDOR:                 Blue Star Group Pty Limited
                                   Level 37, ANZ Tower
                                   Albert Street
                                   Auckland
                                   New Zealand

           Attention:              General Counsel

           Copy to:                US Office Products Company
                                   1025 Thomas Jefferson Street, NW
                                   Suite 600 East
                                   Washington, DC 20007
                                   United States of America

           Attention:              General Counsel

           PURCHASER:              Boise Cascade Corporation
                                   800 W. Bryn Mawr
                                   Itasca, Illinois  60143
                                   Unites States of America

           Attention:              Chief Financial Officer

           Copy to:                Legal Department
                                   Boise Cascade Corporation
                                   1111 W. Jefferson Street
                                   Boise, Idaho  83728-0001
                                   Unites States of America

           Attention:              General Counsel

9.3 ASSIGNMENT BY PURCHASER: The benefit of all obligations and Warranties of the Vendor under or pursuant to this agreement are assignable by the Purchaser to any direct or indirect wholly-owned Subsidiary of the Purchaser upon the basis that such Subsidiary is entitled to enforce the same against the relevant Vendor as if named in this agreement as the Purchaser and subject to such Subsidiary entering into documentation reasonably satisfactory to the Vendor whereby the Subsidiary agrees to be bound by the Master Sale and Purchase Agreement. Notwithstanding any assignment by the Purchaser pursuant to this clause, the Purchaser remains bound by the terms and conditions of this agreement and shall as a principal obligor perform and observe all the obligations of the Purchaser expressed or implied in this agreement. The Vendor may grant any time or other indulgence to, or compound with or release, the Purchaser's assignee from payment or performance under this agreement without affecting the liability of the Purchaser nor does the amalgamation, death or winding up of any assignee affect such liability.

9.4 NO MERGER: The obligations and Warranties under this agreement, to the extent not already performed at Completion, will not merge on Completion, or on the execution and delivery of any document pursuant to this agreement, but will remain enforceable to the fullest extent, notwithstanding any rule of law to the contrary.

9.5 NO WAIVER: No waiver of any breach, or failure to enforce any provision, of this agreement at any time by any party in any way affects, limits or waives the right of such party thereafter to enforce and compel strict compliance with the provisions of this agreement.

9.6 COSTS: Each party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and implementation of this agreement.

9.7 GOVERNING LAW: Except as provided in clause 9.7(b), this agreement shall be governed by, and construed in accordance with the laws of the State of Victoria, Australia:

         (a) To the extent of any matter governed by the laws of the State of Victoria, Australia each party unconditionally and irrevocably submits to the jurisdiction of the courts of the State of Victoria, Australia in respect of all matters arising out of this agreement and waives any right it may have to object to an action being brought in those courts, to claim that an action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

         (b) To the extent that any matter provided for in this agreement relates to the Other Sale and Purchase Agreements, except in relation to the Australian Asset Sale Agreement, or any matter in the Master Sale and Purchase Agreement, such matter shall be governed by the laws of Australia and, in respect thereof, each party unconditionally and irrevocably submits to the jurisdiction of the courts in Australia and waives any right it may have to object to an action being brought in those courts, to claim that an action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

9.8 COUNTERPARTS: This agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one and the same agreement. This agreement will be effective upon the exchange by facsimile executed signature pages.

9.9 ENTIRE AGREEMENT: This agreement, the Other Sale and Purchase Agreement and the Master Sale and Purchase Agreements record the entire agreement between the parties, with respect to the subject matter of such agreements and prevails over any earlier agreements, arrangements and understandings, relating to the Transaction, whether written or oral.

9.10 FURTHER ASSURANCE: The parties covenant with each other that each party will from time to time sign, execute, procure, pass and do all such further documents, acts, matters, resolutions and things as shall be necessary or requisite for effecting the provisions of this agreement.

9.11     PURCHASER WARRANTY: The Purchaser warrants that:

         (a) it has full power and authority to execute and perform this agreement subject to the terms hereof and such execution and performance do not contravene any contractual, statutory or other obligation of the Purchaser of any nature whatsoever;

         (b) this agreement constitutes the legal and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect, or by creditors' rights generally.


SIGNATURES


  BLUE STAR GROUP PTY LIMITED by:

  /s/ David Ballantyne                     /s/ Joseph T. Doyle
  -------------------------------------    -----------------------------------
  Signature of Director                    Signature of Authorised Person

  DAVID BALLANTYNE                         JOSEPH T. DOYLE
  -------------------------------------    -----------------------------------
  Name of Director                         Name of Authorised Person



  NATIONAL OFFICE PRODUCTS LIMITED by:

  /s/ Darrell R. Elfeldt                   /s/ Matthew R. Broad
  -------------------------------------    -----------------------------------
  Signature of Director                    Signature of Director/Secretary

  DARRELL R. ELFELDT                       MATTHEW R. BROAD
  -------------------------------------    -----------------------------------
  Name of Director                         Name of Director/Secretary